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Exhibit 23.02

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of JWH GlobalAnalytics® Fund, L.P. on Form S-1 of our report dated April 12, 2006 relating to the financial statement of John W. Henry & Company, Inc. and Subsidiary, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading ‘‘Experts’’ in such prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
June 29, 2006